UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 23, 2011

Alpha Lujo, Inc.
(Exact name of registrant as specified in its charter)

New York	333-156531	20-5518632
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8040 E Morgan Trail, Unit 18

Scottsdale, AZ 85258

(Address of principal executive offices)

Registrant’s telephone number, including area code:
+613 9690 1077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2013, the Company appointed Chun-ping (Mary) XU as Vice President of the Company.

Chun-ping (Mary) XU – (age 41) Since 2006, Ms. Xu Chief Executive Officer of the MEOffice Property Investment Company, Shanghai, PRC, a company that leases and operates business suites. She maintains a Bachelor Degree of Business Marketing and Electronic Engineering from Southwest University of Science and Technology, Mianyang City, PRC.

There was no arrangement or understanding between the newly appointed officer and any other person(s) (naming such person) pursuant to which such officer was elected in such capacity. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There are no family relationships between the new officer and any other director or executive officer of the Company. There is no material plan, contract or arrangement (whether or not written) to which the new officer is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Lujo Inc.

Date: April 15, 2013	By:	/s/ William Tien -------------------
	Name:	William Tien
	Title:	President